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As filed with the Securities and Exchange Commission on May 25, 2004

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Genworth Financial, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	33-1073076 (I.R.S. Employer Identification Number)
6620 West Broad Street Richmond, Virginia 23230 (Address of Principal Executive Offices)

2004 GENWORTH FINANCIAL, INC. OMNIBUS INCENTIVE PLAN
(Full Title of the Plan)

Leon E. Roday, Esq.
Senior Vice President, General Counsel and Secretary
Genworth Financial, Inc.
6620 West Broad Street
Richmond, Virginia 23230
(Name and Address of Agent for Service)

(804) 281-6000
(Telephone Number, Including Area Code, of Agent for Service)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee

Class A Common Stock, $0.001 par value per share	38,000,000 shares	$20.96	$796,480,000	$100,915

(1)
This Registration Statement shall also cover any additional shares of Class A Common Stock attributable to these registered shares which become issuable under the 2004 Genworth Financial, Inc. Omnibus Incentive Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant's receipt of consideration which results in an increase in the number of the outstanding shares of the Registrant's Class A Common Stock.

(2)
Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, based on the pro forma book value of the Class A Common Stock as of March 31, 2004.

PART II

Information Required in the Registration Statement

Item 3.    Incorporation of Documents by Reference

        Genworth Financial, Inc. (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "Commission"):

  (a)
  The Registrant's prospectus filed with the Commission pursuant to Rule 424(b) promulgated under the Securities Act of 1933, as amended (the "Securities Act"), in which there is set forth the audited financial statements for the Registrant's fiscal year ended December 31, 2003; and

  (b)
  The description of the Registrant's Class A Common Stock contained in the Registrant's Registration Statement on Form S-1 under the Securities Act (Reg. No. 333-112009), which description is incorporated by reference into the Form 8-A filed with the Commission on May 24, 2004, pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and any amendment or report filed for the purpose of further updating such description.

        All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

Item 4.    Description of Securities

        Not applicable.

Item 5.    Interests of Named Experts and Counsel

        Not applicable.

Item 6.    Indemnification of Directors and Officers

        Section 145 of the Delaware General Corporation Law (the "DGCL") provides that a corporation may indemnify directors and officers, as well as other employees and individuals, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent of such corporation. The DGCL provides that Section 145 is not excluding other rights to which those seeking indemnification may be entitled under any certificate of incorporation, bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

        Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for payments of unlawful dividends or unlawful stock repurchases, redemptions or other distributions, or (iv) for any transactions from which the director derived an improper personal benefit.

        The amended and restated certificate of incorporation of the Registrant provides that the Registrant will indemnify its directors and officers to the fullest extent permitted by law and that no director shall be liable for monetary damages to the Registrant or its stockholders for any breach of fiduciary duty, except to the extent provided by applicable law.

        General Electric Company (the ultimate parent of the Registrant) maintains liability insurance for its directors and officers and for the directors and officers of its majority-owned subsidiaries, including the Registrant. This insurance provides for coverage, subject to certain exceptions, against loss from claims made against directors and officers in their capacity as such, including claims under the federal securities laws. The Registrant intends to obtain additional liability insurance for its directors and officers to reduce the deductible payable under the policy maintained by General Electric Company.

Item 7.    Exemption from Registration Claimed

        Not applicable.

Item 8.    Exhibits

Exhibit Number	Description
4.1	Instruments Defining the Rights of Stockholders. Reference is made to Registrant's Registration Statement No. 001-32195 on Form 8-A, together with any exhibits thereto, which are incorporated herein by reference pursuant to Item 3(b) to this Registration Statement.
5.1	Opinion of Weil, Gotshal & Manges LLP.
23.1	Consent of KPMG LLP.
23.3	Consent of Weil, Gotshal & Manges LLP (included in Exhibit 5.1).
24.1	Power of Attorney. Reference is made to page II-5 of this Registration Statement.

Item 9.    Undertakings

          (a)   The undersigned Registrant hereby undertakes:

            (1)   to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

      (i)
      to include any prospectus required by Section 10(a)(3) of the Securities Act;

      (ii)
      to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

      (iii)
      to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on From S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference into the registration statement;

            (2)   that for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

            (3)   to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b)   The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 5(d) of the Exchange Act that is incorporated by reference into the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c)   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Richmond, state of Virginia on this 25th day of May, 2004.

GENWORTH FINANCIAL, INC.
By:	/s/ MICHAEL D. FRAIZER
Name: Michael D. Fraizer
Title: Chairman of the Board of Directors, President and Chief Executive Officer

POWER OF ATTORNEY

        We, the undersigned directors and officers of Genworth Financial, Inc. hereby severally constitute and appoint Michael D. Fraizer and Richard P. McKenney, and each of them individually, with full powers of substitution and resubstitution, our true and lawful attorneys, with full powers to them and each of them to sign for us, in our names and in the capacities indicated below, the Registration Statement on Form S-8 filed with the Securities and Exchange Commission, and any and all amendments to said Registration Statement (including post-effective amendments), and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, and hereby ratifying and confirming all that said attorneys, and each of them, or their substitute or substitutes, shall do or cause to be done by virtue of this Power of Attorney.

        Pursuant to the requirements of the Securities Act of 1933 this Registration Statement has been signed by the following persons in the capacities indicated on the 25th day of May, 2004.

Signature	Title

/s/ MICHAEL D. FRAIZER Michael D. Fraizer	Chairman of the Board of Directors, President and Chief Executive Officer (Principal Executive Officer)
/s/ RICHARD P. MCKENNEY Richard P. McKenney	Senior Vice President—Chief Financial Officer (Principal Financial Officer)
/s/ JAMIE S. MILLER Jamie S. Miller	Vice President and Controller (Principal Accounting Officer)
/s/ ELIZABETH J. COMSTOCK Elizabeth J. Comstock	Director
/s/ PAMELA DALEY Pamela Daley	Director
/s/ DENNIS D. DAMMERMAN Dennis D. Dammerman	Director
/s/ DAVID R. NISSEN David R. Nissen	Director
/s/ JAMES A. PARKE James A. Parke	Director

EXHIBIT INDEX

Exhibit Number	Description
4.1	Instruments Defining the Rights of Stockholders. Reference is made to Registrant's Registration Statement No. 001-32195 on Form 8-A, together with any exhibits thereto, which are incorporated herein by reference pursuant to Item 3(b) to this Registration Statement.
5.1	Opinion of Weil, Gotshal & Manges LLP.
23.1	Consent of KPMG LLP.
23.3	Consent of Weil, Gotshal & Manges LLP (included in Exhibit 5.1).
24.1	Power of Attorney. Reference is made to page II-5 of this Registration Statement.

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PART II Information Required in the Registration Statement
SIGNATURES
POWER OF ATTORNEY
EXHIBIT INDEX